UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

June 30, 2013

Date of Report (Date of earliest event reported)

Actuate Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-24607	94-3193197
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

951 Mariners Island Boulevard

San Mateo, California 94404

(Address of principal executive offices)(Zip Code)

(650) 645-3000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Effective June 30, 2013, Actuate Corporation (the “Company”) entered into a revolving line of credit agreement with US Bank National Association (“US Bank”) as a lender, issuing bank, and administrative agent through and until June 29, 2017 (“Credit Agreement”). A copy of the Credit Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K. The Company intends to use the proceeds from the Credit Agreement for working capital, acquisitions, issuance of commercial and standby letters of credit, capital expenditures and other general corporate purposes.

The Credit Agreement allows for cash borrowings and the issuance of letters of credit under a secured revolving credit facility of up to a maximum of $50.0 million (with a $10.0 million sublimit for letters of credit and an accordion feature whereby the facility may be increased by up to $25.0 million). Interest will accrue based on, at the Company’s election, (i) LIBOR plus an applicable spread of between 1.50% and 2.00% based on Company’s consolidated total cash flow leverage ratio or (ii) the greater of: (a) the Federal Funds Effective Rate plus one half of one percent, (b) one month LIBOR plus one percent, and (c) U.S. Bank’s prime rate, in each case plus an applicable spread of between 0.50% and 1.00% based on Company’s consolidated total cash flow leverage ratio. The Company will be required to make interest payments on a monthly basis. The Credit Agreement provides for certain covenants of Borrower during the term of the credit facility, including maintenance of a consolidated total cash flow leverage ratio of at least 2.50 to 1.00, and a fixed charge coverage ratio of not less than 1.75 to 1.00. The Credit Agreement includes limitations on the Company’s ability to incur debt, grant liens, make acquisitions, make certain restricted payments such as dividend payments, and dispose of assets. The events of default under the Credit Agreement include payment defaults, cross defaults with certain other indebtedness, breaches of covenants and bankruptcy events. In the case of a continuing event of default, the lenders under the Credit Agreement may, among other remedies, eliminate their commitments to make credit available, declare due all unpaid principal amounts outstanding, and require cash collateral for any letter of credit obligations and foreclose on all collateral.

Item 1.02 Termination of a Material Definitive Agreement

Effective June 30, 2013, Actuate Corporation (the “Company”) terminated its existing revolving line of credit agreement with Wells Fargo Foothill, LLC (“Wells Fargo”) as the arranger, administrative agent and lender, as amended (the “Wells Fargo Credit Agreement”). The Wells Fargo Credit Agreement was originally effective as of November 3, 2008. The Wells Fargo Credit Agreement was replaced by the Credit Agreement referenced under Item 1.01 above.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information required by Item 2.03 relating to the creation of a direct financial obligation is contained in Item 1.01 of this Current Report on Form 8-K above and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

10.1	Credit Agreement effective as of June 30, 2013 between Actuate Corporation and US Bank National Association as a lender, issuing bank, and administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ACTUATE CORPORATION (Registrant)

Date: July 2, 2013	/s/ Daniel A. Gaudreau
Daniel A. Gaudreau
Senior Vice President, Operations and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Credit Agreement effective as of June 30, 2013 between Actuate Corporation and US Bank National Association as a lender, issuing bank, and administrative agent.